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                                                                    Exhibit 10 N

                           WENDY'S INTERNATIONAL, INC.

                             1987 STOCK OPTION PLAN
                 (Reflects amendments through February 23, 1994)

        SECTION 1. PURPOSE. This 1987 Stock Option Plan (hereinafter referred to as the "Plan") is intended as a means whereby key employees (hereinafter referred to as "Employee" or "Employees" and "Optionee" or "Optionees") of Wendy's International, Inc. (hereinafter referred to as the "Company") or its subsidiaries (hereinafter referred to as the "Subsidiaries") can each enlarge his proprietary interest in the Company, thereby encouraging the judgment, initiative and efforts of the Employees for the successful conduct of the Company's business.

        SECTION 2. ADMINISTRATION OF THE PLAN. The Board of Directors of the Company shall appoint a Compensation Committee (hereinafter referred to as the "Committee") of not less than three (3) Directors to administer the Plan. The members of the Committee shall serve at the pleasure of the Board, which shall have the power at any time, or from time to time, to remove members from the Committee or to add members thereto. No member of the Committee, while serving as such, shall be eligible to participate in the Plan. The Committee shall construe and interpret the Plan, establish such rules as it deems necessary for the proper administration of the Plan and make such determinations and take such other action in connection with the Plan as it deems necessary and advisable. It shall determine the individuals to whom and the time or times at which Options shall be granted, the number of shares to be subject to each Option, the Option price and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan. Any such construction, interpretation, rule, determination or other action taken by the Committee pursuant to the Plan shall be binding and conclusive upon the approval by the Board of Directors.

        Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

        The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of this Plan) or amendment of the exercise price of an Option previously granted under this Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company's shareholders shall have approved such adjustment or amendment.

        SECTION 3. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN. Subject to any adjustment as provided in the Plan, the shares to be offered under the Plan may be, in whole or in part, authorized but unissued Common Shares of the Company, or issued Common Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall not exceed 300,000, plus the amount of any additional Common Shares which may result from any
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share distributions effected after the approval of this Plan by the Board of
Directors of the Company. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares with respect thereto shall again be available for other Options to be granted under the Plan unless the Plan shall have been terminated.

        SECTION 4. SELECTION OF OPTIONEES. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant Options to any present and future full-time key employees of the Company and of its present and future Subsidiaries. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee may take into account the nature of the services rendered by such persons, their present and potential contributions to the success and growth of the Company and its Subsidiaries, and such other factors as the Committee, in its discretion, shall deem relevant. Any person who has been granted an Option under a prior stock option plan of the Company may be granted an additional Option or Options under the Plan if the Committee shall so determine.

        SECTION 5. OPTION PRICE. The purchase price for the shares covered by each Option granted shall be not less than one hundred percent (100%) of the fair market value of the shares on the date of the grant of the Option. Such fair market value shall be equal to the mean of the high and low prices at which Common Shares of the Company are traded on the New York Stock Exchange on such date.

        SECTION 6. OPTION REQUIREMENTS. The Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced in writing in a form recommended by the Committee and approved by the Board of Directors and shall include the following terms and conditions:

        (a)  OPTIONEE. Each Option shall state the name of the Optionee.

        (b) NUMBER OF SHARES. Each Option shall state the number of shares to which that Option pertains. During any fiscal year of the Company, no Optionee shall be granted Options covering more than five percent (5%) of the maximum number of Common Shares which may be issued upon exercise of Options granted under the Plan.

        (c) PURCHASE PRICE. Each Option shall state the Option price, which shall be not less than one hundred percent (100%) of the fair market value of the shares covered by such Option on the date of grant of such Option. See Section 5, Option Price.

        (d) PAYMENT. Each Option shall state that the Option price shall be payable upon the exercise of the Option and may be paid in cash, by check in United States Dollars, or by the surrender of a sufficient number of shares of stock in the Company, based on fair market value of such shares on the date of exercise. See Section 5.

        (e) LENGTH OF OPTION. Each Option shall be granted for a period to be determined by the Committee but in no event to exceed more than ten
             (10) years. However, subject to Sections 9 and 10, each Option shall be exercisable only during such portion of its

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             term as the Committee shall determine, and only if the Optionee is employed by the Company or a Subsidiary of the Company at the time of such exercise.

        (f) EXERCISE OF OPTION. Each Optionee shall have the right to exercise his or her Option in the manner specified in the agreement evidencing granting of such Option.

        SECTION 7. METHOD OF EXERCISE OF OPTIONS. Each Option shall be exercised pursuant to the terms of such Option and pursuant to the terms of the Plan by giving written notice to the Company at its principal place of business, accompanied by cash, check, or shares, in payment of the Option price for the number of shares specified and paid for. The Company shall make delivery of such shares as soon as possible; provided, however, that if any law or regulation requires the Company to take action with respect to the shares specified in such notice before issuance thereof, the date of delivery of such shares shall then be extended for the period necessary to take such action.

        SECTION 8. NON-TRANSFERABILITY OF OPTIONS. During the Optionee's lifetime, the Options shall be exercised only by him. The Options shall not be transferable and shall terminate as provided in this Plan.

        SECTION 9. EARLIER TERMINATION OF OPTIONS. Except as set forth in
Section 10, upon the termination of the Optionee's employment for any reason whatsoever, the Options will terminate as to all shares covered by Options which have not been exercised as to the date of such termination.

        SECTION 10.

        (a) EXERCISE UPON DEATH OR DISABILITY. In the event an Optionee dies while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date of death, and the estate of the deceased Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date of the Optionee's death, with exercise to be made as set forth in Section 7.

             In the event an Optionee becomes Disabled while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date the Optionee becomes Disabled, and the Optionee (or, in the event the Optionee is incapacitated and unable to exercise Options, the Optionee's legal guardian or legal representative whom the Committee deems appropriate based on applicable facts and circumstances) shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date the Optionee becomes Disabled, with exercise to be made as set forth in
             Section 7.

        (b) EXERCISE UPON RETIREMENT. In the event an Optionee's employment with the Company and its Subsidiaries is terminated by reason of the Optionee's retirement, the Optionee shall have the right to exercise any rights the Optionee would otherwise have

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             under this Plan for a period of 48 months after the date the
             Optionee retires in the case of non-qualified stock options and for a period of three months after the date the Optionee retires in the case of Incentive Stock Options, in each case with exercise to be made as set forth in Section 7. In the event that an Optionee does not exercise the Optionee's Incentive Stock Options prior to the expiration of the three-month period after the date the Optionee retires, such Options shall be treated as non-qualified stock options upon exercise by the Optionee after such three-month period. For purposes of this Section 10(b), "retirement" shall mean termination of employment at or after attaining age 55 with at least ten (10) years of service (as defined in the Company's qualified retirement plans), other than by reason of death or Disability or for cause.

        (c) EXERCISE UPON TERMINATION OF EMPLOYMENT IN CONNECTION WITH A DISPOSITION OF RESTAURANTS. In the event an Optionee's employment with the Company and its Subsidiaries is terminated without cause in connection with a disposition of one or more restaurants by the Company or its Subsidiaries, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year following the Optionee's termination of employment in the case of non-qualified stock options and for a period of three months following the Optionee's termination of employment in the case of Incentive Stock Options, in each case with exercise to be made as set forth in Section 7.

        SECTION 11. INCENTIVE STOCK OPTIONS. Options granted pursuant to this Plan may include Incentive Stock Options (as defined in Section 422A of the Internal Revenue Code of 1986, as amended).

        Notwithstanding Section 4, above, no Incentive Stock Option shall be granted to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of the Company, or its parent or subsidiary corporations, unless (i) the Option price at the time such Option is granted is at least one hundred ten percent (110%) of the fair market value of the shares subject to the Option, and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. Further, the aggregate fair market value (determined at the time the Option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all such plans of the Company and its Subsidiaries) shall not exceed $100,000.

        SECTION 12. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN. In the event any dividend upon the Common Shares payable in shares is declared by the Company, or in case of any subdivision or combination of the outstanding Common Shares, the aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall be increased or decreased proportionately so that there will be no change in the aggregate purchase price payable upon the exercise of the Options. In the event of any other recapitalization or any reorganization, merger, consolidation or any change in the corporate structure or stock of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to reflect accurately the terms of the Options as to the number and kind of shares deliverable upon subsequent exercising of the Options and in the Option prices under the Options.

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        SECTION 13. LISTING AND REGISTRATION OF SHARES. If at any time the Board of Directors shall deem it necessary that listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of shares under the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable by the Board.

        SECTION 14. RIGHT AS SHAREHOLDER. Neither the Optionee, nor his executor, administrator, heirs, or legatees, shall be or have any rights or privileges of a shareholder of the Company in respect to the shares transferable upon exercise of any Option granted hereunder, unless and until certificates representing such shares shall have been endorsed, transferred and delivered and the transferee has caused his name to be entered as the shareholder of record on the books of the Company.

        SECTION 15. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

        SECTION 16. MERGER, CONSOLIDATION, ETC. In the event that the Company is a party to a plan or agreement for merger or consolidation or reclassification of its securities or the exchange of its securities for the securities of another person which has acquired the Company's assets or which is in control (as defined in Section 368(c) of the Code) of a person which has acquired the Company's assets, where the terms of such plan or agreement are binding upon all shareholders of the Company, except to the extent that dissenting shareholders may be entitled to relief under Section 1701.85 of the Ohio Revised Code, then Options granted and outstanding pursuant to the Plan for more than six (6) months, notwithstanding the date of exercise fixed in the grant of such Options, shall become immediately exercisable and each Optionee shall be entitled to receive, upon payment of the amount required for exercise of each Option, securities or cash consideration, or both, equal to those the Optionee would have been entitled to receive under such plan or agreement if the Optionee had already exercised such Option.

        SECTION 17. AMENDMENT OR TERMINATION. The Board of Directors may amend or terminate the Plan at any time, provided that the Board shall not (except as provided in Sections 9, 10 and 12 hereof) make any change in the Options which will impair the rights of the Optionee therein, without the consent of the Optionee.

        SECTION 18. LAWS GOVERNING PLAN. This Plan shall be construed under and governed by the laws of the State of Ohio.

        SECTION 19. CAPTIONS. The captions to the several sections hereof are not a part of this Plan, but are merely guides or labels to assist in locating and reading the several sections hereof.

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